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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
  Barbeques Galore Limited:

   We consent to the incorporation by reference in the Registration Statements (Nos. 333-46529, 333-52530 and 333-52532) on Form S-8 of Barbeques Galore
Limited of our report dated March 15, 2002 relating to the consolidated balance sheets of Barbeques Galore Limited and subsidiaries as of January 31, 2002 and 2001 and the related consolidated statements of operations and other comprehensive (loss) income, shareholders' equity and cash flows for the years ended January 31, 2002, 2001 and 2000, which report appears in the January 31, 2002 Annual Report on Form 20-F of Barbeques Galore Limited and to the reference to our firm under the heading "Selected Financial Data" in the Form 20-F.

                                                        /s/  KPMG
                                          --------------------------------------
                                                          KPMG

May 1, 2002
Sydney, Australia